EXHIBIT 23.2
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             CONSENT OF VEDDER, PRICE, KAUFMAN & KAMMHOLZ, P.C.

      The consent of Vedder, Price, Kaufman & Kammholz, P.C. is included in Exhibit 5.1 to this Registration Statement.